Exhibit 10.1(a)

July 25, 2013

Silver Eagle Acquisition Corp.

1450 2nd Street, Suite 247

Santa Monica, CA 90401

Re:   Initial Public Offering

Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Silver Eagle Acquisition Corp., a Delaware corporation (the “Company”), and Deutsche Bank Securities Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 30,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (each, a “Warrant”). Each Warrant entitles the holder thereof to purchase one-half of one share of the Common Stock at a price of $5.75 per half share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Units listed on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Global Eagle Acquisition LLC (the “Sponsor”) and each of the members of Global Eagle Acquisition LLC (each, a “Member” and collectively, the “Members”) and Dennis A. Miller (together with the Members, the “Founders”) hereby agrees with the Company as follows:

1.  The Sponsor and Dennis A. Miller agree that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it or he shall vote all Founder Shares and any shares acquired by it or him in the Public Offering or the secondary public market in favor of such proposed Business Combination.

2.  The Sponsor and Members hereby agree that in the event that the Company fails to consummate a Business Combination (as defined in the Underwriting Agreement) within 21 months from the closing of the Public Offering (or 24 months from the closing of the Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 21 months from the closing of the Public Offering but has not completed the initial business combination within such 21-month period, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor and each Member shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses) less franchise and income taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and the Members agree to not propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 21 months from the closing of the Public Offering (or 24 months from the closing of the Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within 21 months from the closing of the Public Offering but has not completed the Business Combination within such 21-month period).

Each of the Founders and the Sponsor acknowledges that they have no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares. The Sponsor and each of the Founders hereby further waive, with respect to any shares of the Common Stock held by it, any redemption rights it may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of the Common Stock (although the Sponsor and the Founders shall be entitled to redemption and liquidation rights with respect to any shares of the Common Stock (other than the Founder Shares) they hold if the Company fails to consummate a Business Combination within 21 months from the date of the closing of the Public Offering (or 24 months from the closing of the Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within 21 months from the closing of the Public Offering but has not completed the Business Combination within such 21-month period).

3.  During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him, her or it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

4.  In the event of the liquidation of the Trust Account, Harry E. Sloan and Jeff Sagansky (the “Indemnitors”) jointly and severally agree to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitors shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per share of the Offering Shares and (ii) the actual amount per share of the Offering Shares held in the Trust Account as of the date of the liquidation of the Trust Account, in each case less franchise and income taxes payable, and provided, further, that only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitors shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitors shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitors shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitors, the Indemnitors notify the Company in writing that it shall undertake such defense.

5.  To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 4,500,000 shares of the Common Stock (as described in the Prospectus), the Sponsor and Dennis A. Miller agree that each of them shall return to the Company, on a pro rata basis in accordance with the percentage of Founder Shares held by them, for cancellation at no cost, a number of Founder Shares equal to 1,125,000 multiplied by a fraction, (i) the numerator of which is 4,500,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 4,500,000. The Sponsor and Dennis A. Miller further agree that to the extent that (a) the size of the Public Offering is increased or decreased and (b) the Sponsor and Dennis A. Miller have either purchased or sold shares of Common Stock or an adjustment to the number of Founder Shares has been effected by way of a stock split, stock dividend, reverse stock split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Public Offering, then (A) the references to 4,500,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of shares included in the Units issued in the Public Offering and (B) the reference to 1,125,000 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of shares of the Common Stock that the Sponsor and Dennis A. Miller would have to collectively return to the Company in order to hold an aggregate of 20.0% of the Company’s issued and outstanding shares after the Public Offering. In addition, a portion of the Founder Shares in an amount equal to 5.0% of the Company’s issued and outstanding shares immediately after the Public Offering (the “Founder Earnout Shares”), shall be returned to the Company by the Founders and the Company’s independent directors for cancellation, on a pro rata basis, at no cost, as follows: (x) half of the Founder Earnout Shares shall be returned on the on the fifth anniversary of the completion of a Business Combination unless following such Business Combination the last sales price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); and (y) half of the Founder Earnout Shares shall be returned on the on the fifth anniversary of the completion of a Business Combination unless following such Business Combination the last sales price of the Company’s common stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for consideration in cash, securities or other property which equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

6.  (a) The Sponsor and Dennis A. Miller each agree that it or he, as applicable, shall not Transfer any Founder Shares until the earlier of (A) one year after the completion of a Business Combination or earlier if, subsequent to a Business Combination, the last sales price of the common stock (x) equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after a Business Combination, after which Transfers of fifty percent (50%) of the Founder Shares will be permitted, or (y) equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business combination, after which Transfers of the remaining fifty percent (50%) of the Founder Shares will be permitted and (B) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Sponsor and Dennis A. Miller each agree that it or he, as applicable, shall not effectuate any Transfer of Private Placement Warrants or Common Stock underlying such warrants, until 30 days after the completion of a Business Combination.

(c) Notwithstanding the provisions set forth in paragraphs 6(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock underlying the Private Placement Warrants are permitted to (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor, and any affiliates or family members of Dennis A. Miller (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (g) in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

7.  Each Founder hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by such Founder of his obligations under paragraph 6(a), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8.  Each Member’s biographical information furnished to the Company is true and accurate in all respects and does not omit any material information with respect to such Member’s background. The Member’s questionnaire furnished to the Company is true and accurate in all respects. Each Member represents and warrants that: such Member is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Member has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Member is not currently a defendant in any such criminal proceeding; and neither such Member nor the Sponsor has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.  Except as disclosed in the Prospectus, neither the Sponsor, any Founder, nor any affiliate of the Sponsor or any Founder, nor any director or officer of the Company, shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following: repayment of a loan of up to $200,000 made to the Company by the Sponsor, pursuant to a Promissory Note dated April 16, 2013; payment of consulting fees payable to James A. Graf, or an entity owned or controlled by Mr. Graf, of $15,000 per month payable commencing on the date of this prospectus, plus, in the event that Mr. Graf is no longer receiving medical insurance from an employer, an additional amount per month to reimburse Mr. Graf for the purchase of such insurance for services prior to the closing of our initial business combination (regardless of the amount of services provided); reimbursement for office space, secretarial and administrative services provided to members of the Company’s management team by the Sponsor, members of the Sponsor and members of the Company’s management team or their affiliates, in an amount not to exceed $10,000 per month in the event such space and/or services are utilized; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, so long as no proceeds of the Public Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.

10.  The Sponsor and each Founder have full right and power, without violating any agreement to which he or it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and each Member hereby consents to being named in the Prospectus as an officer and/or director of the Company, as applicable.

11.  As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the shares of the Common Stock of the Company held by the Sponsor, Dennis A. Miller and the Company’s independent directors prior to the consummation of the Public Offering; (iii) “Private Placement Warrants ” shall mean the Warrants to purchase 15,000,000 shares of Common Stock that are acquired by the Members for an aggregate purchase price of $7.5 million, or $0.50 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12.  This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13.  No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, each of the Members and each of their respective successors, heirs, personal representatives and assigns.

14.  This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15.  Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

16.  This Letter Agreement shall terminate on the earlier of (i) the expiration of the Founder Shares Lock-up Period or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by August 31, 2013, provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature page follows]

Sincerely,

GLOBAL EAGLE ACQUISITION LLC

By:	/s/ James A. Graf
Name: James A. Graf
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

By:	/s/ Harry E. Sloan
Harry E. Sloan

By:	/s/ Jeff Sagansky
Jeff Sagansky

By:	/s/ James A. Graf
James A. Graf

Acknowledged and Agreed:

SILVER EAGLE ACQUISITION CORP.

By:	/s/ James A. Graf
Name: James A. Graf
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

/s/ Dennis A. Miller
Dennis A. Miller